Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference of our report dated March 15, 2005 with respect to the consolidated financial statements of Bluegreen Corporation for the year ended December 31, 2004 included in Bluegreen Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2004 and incorporated by reference in Levitt Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ERNST & YOUNG LLP
Certified Public Accountants

March 15, 2005
Miami, Florida